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                                                                   Exhibit 10.36

                                                          Draft: 25 November '97

                                    AGREEMENT
                                    ---------

     This Agreement (the "Agreement") is entered into as of the 30th day of November, 1997, among CBC Holding (Delaware) Inc., a Delaware corporation ("CBC"); Chase Insurance Agency, Inc., a Delaware corporation ("CIA");
U.S.I. Holdings Corporation, a Delaware corporation ("USI"); and USI Insurance Services Corp., a Delaware corporation ("USIS").

                                    RECITALS

     WHEREAS, CBC and CIA are both indirectly wholly-owned by The Chase Manhattan Corporation ("CMC"); and

     WHEREAS, USIS is a wholly-owned subsidiary of USI; and

     WHEREAS, CBC wishes to purchase from USI certain shares of USI preferred stock, as hereinafter described; and

     WHEREAS, USI wishes to issue and sell such shares to CBC, on terms and conditions hereinafter set forth; and

     WHEREAS, CIA wishes to develop an insurance brokerage business specializing in the insurance and employee benefits needs of certain of its Affiliates' commercial customers; and

     WHEREAS, USI has the requisite expertise to develop such a brokerage business for CIA, all as described below; and

     WHEREAS, CIA wishes to engage USI to develop such a business for CIA, and USI is willing to accept such engagement, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

1. DEFINITIONS. As used herein, the following capitalized terms shall have the
   ------------
meanings indicated:

     1996 Audited Financial Statements: the financial statements of USI and its
     ----------------------------------
     consolidated Affiliates, as of December 31, 1996, audited by Deloitte & Touche, LLP, attached hereto as Exhibit A.

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     Acquired Agency: an insurance agency described in Section 4.3.
     ---------------

     Adjustment Period: the period of six (6) calendar months following the
     -----------------
     Option Exercise Date or the USIS Put Exercise Date, as the case may be.

     Affiliate: as to any person or entity, any other person or entity
     ---------
     controlling, controlled by, or under direct or indirect common control with, such person or entity.

     Agency Acquisition: the acquisition by USI of any property and casualty
     ------------------
     insurance agency, in accordance with Section 4.3.

     Annualized Run Rate EBITDA: EBITDA, adjusted in accordance with Section
     --------------------------
     5.6.1.2.

     Arbiter: the party selected by USI and CIA, pursuant to Section 5.6.3, to
     -------
     determine the amount of the First Installment or the Second Installment, as the case may be.

     Business Day: any day on which banks in New York are neither required nor
     ------------
     permitted to close.

     Business Plan: the business plan for Newco's first three years of
     -------------
     operation, to be agreed between USI and CIA, as it may be amended from time to time (which amendment(s) shall require the written consent of both USI and CIA). A draft of the Business Plan is attached hereto as Exhibit C.

     Carriers: companies which have certificates of authority to underwrite
     --------
     insurance.

     Closing Date: the date on which the purchase of Shares by CBC takes place.
     ------------

     Closing: the closing of the purchase of Shares by CBC, pursuant to Section
     -------
     2.3.

     CBC: CBC Holding (Delaware) Inc., a Delaware corporation.
     ---

     CBC Put: CBC's right to cause USI to repurchase the Shares under certain
     -------
     circumstances, as described in Article III.

     CBC Put Exercise Notice: CBC's notice to USI that CBC wishes to exercise
     -----------------------
     the CBC Put.

                                        2

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     CBC Put Price: the price to be paid by USI to CBC in exchange for the
     -------------
     Shares, upon CBC's exercise of the CBC Put, as described in Section 3.2.

     CIA: Chase Insurance Agency, Inc., a Delaware corporation.
     ---

     CIA Indemnified Person: as defined in Section 11.1.
     ----------------------

     CMC: The Chase Manhattan Corporation, a Delaware corporation and the
     ---
     indirect parent company of CBC and CIA.

     Commission Revenue: that portion of the Customer Revenue paid by Carriers
     ------------------
     and Providers to Newco or an Affiliate, or retained by Newco or an Affiliate, in connection with the placement of insurance policies and employee benefits programs contemplated hereby.

     Confidential Information of any specified Party: all information provided
     -----------------------------------------------
     to a Party or any of its Affiliates (the "Receiving Party") by, or at the direction of, another Party or any of its Affiliates (the "Disclosing Party") in connection with the transactions contemplated hereby. (For the sake of clarity, it is understood that information obtained by USI Affiliates from their customers and prospective customers, outside the context of this Agreement and the transactions and activities contemplated hereby, shall not constitute Confidential Information for purposes hereof.) Such information may be in any form including, but not limited to, printed or oral communications and information stored in printed or electromagnetic format; it may relate to, among other things, the Disclosing Party's or its Affiliates' business relationships and methods of transacting business, their customers, and the terms and conditions of this Agreement and the Related Documents. The term "Confidential Information" shall not include information which (i) was or becomes generally available to the public other than as a result of the disclosure by the Receiving Party, its Affiliates, or any of their respective employees, agents or advisors, or
     (ii) was or becomes available to the Receiving Party or its employees, agents or advisors on a nonconfidential basis from a source other than the Disclosing Party, its Affiliates, or their respective employees, agents or advisors, provided that such source is not known by the Receiving Party to be prohibited by contractual, legal, or fiduciary obligation from disclosing such information.

     Control Transaction: any transaction contemplated by Section 3.1.
     -------------------

     Customer Revenue: commissions, fees and other revenues of Newco or an
     ----------------
     Affiliate, generated by the sales and Servicing of insurance policies

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     and employee benefits programs, and related products and activities contemplated hereby.

     Disclosing Party: as defined in the definition of "Confidential
     ----------------
     Information," above.

     EBITDA: earnings of Newco, before deduction of interest, income and
     ------
     franchise taxes, depreciation, and amortization.

     EBITDA Exercise Price: the price (consisting of the First Installment and
     ---------------------
     the Second Installment) to be paid by CIA to USIS and the USI Partnership or to Newco, as the case may be, upon exercise of the Option pursuant to those Trigger Events specified in Sections 5.6 and 5.7, or upon exercise of the USIS Put, as the case may be.

     Employees: the employees of Newco.
     ---------

     Estimated Newco Value: the value of Newco calculated by reference to the
     ---------------------
     Annualized Run Rate EBITDA, from which the amount of the First Installment is to be calculated, as described in Section 5.6.1.3.

     Excluded Assets: the assets of Newco, if any, which CIA specifies as being
     ---------------
     excluded from CIA's purchase of the Newco Business, as described in Section 5.8.2.

     Exercise Price: the price (either the EBITDA Exercise Price or the Fixed
     --------------
     Exercise Price) which CIA shall pay in exchange for the Newco Shares or the Newco Business, as the case may be, upon exercise of the Option, as described in Sections 5.5, 5.6 and 5.7.

     Fair Market Value: the fair market value of the Shares on the date
     -----------------
     specified, determined in accordance with the definition of "Fair Market Value" contained in Section 1 of the Subscription Agreement.

     Final Newco Value: The value of Newco calculated by reference to the
     -----------------
     Modified Run Rate EBITDA, from which the amount of the Second Installment is to be calculated, as described in Section 5.7.2.

     First Installment: the first installment of the EBITDA Exercise Price, as
     -----------------
     described in Section 5.6.1.3.

     Fixed Exercise Price: the price ($1,000,000) to be paid by CIA to USIS and
     --------------------
     the USI Partnership or to Newco, as the case may be, upon exercise of the Option pursuant to those Trigger Events specified in Sections 5.5 and 5.7.

                                        4

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     GAAP: generally accepted accounting principles in the United States, as in
     ----
     effect from time to time.

     Guarantee: USI's guarantee of Newco's obligations under the Loan Agreement
     ---------
     and the Notes, the form of which is attached to the Loan Agreement as Exhibit LA-C.

     Indemnified Losses: as defined in Section 11.1.
     ------------------

     Indemnity: the indemnity to be provided by USI to CIA pursuant to Section
     ---------
     5.9.1.3 or Section 5.9.2.3, the form of which is attached as Exhibit D.

     Interim Financial Statements: the financial statements of USI and its
     ----------------------------
     consolidated Affiliates as of September 30, 1997, attached as Exhibit B.

     Joinder Agreement: the Joinder Agreement to be executed by CBC in
     -----------------
     connection with the purchase of the Shares, as described in Section 2.3.4.

     Key Employees: those employees of USI and its Affiliates listed on the
     -------------
     attached Schedule 1.

     License Agreement: the License Agreement pursuant to which CMC will
     -----------------
     license to Newco the right to use the "Chase" name, as described in Section 4.5.1.

     Licensing Requirements: all licenses, registrations, and qualifications
     ----------------------
     which are necessary, and all other legal, governmental and regulatory requirements which must be satisfied, either by Newco or by its Employees, for the conduct of Newco's business in any specific jurisdiction.

     Loans: the credit facilities to be made available to Newco by an Affiliate
     -----
     of CMC pursuant to Section 4.4.

     Loan Agreement: the Revolving Credit and Term Loan Agreement pursuant to
     --------------
     which an Affiliate of CMC will make the Loans to Newco, as described in
     Section 4.4.1.

     Marketing Agreement: the agreement pursuant to which CIA and certain of its
     -------------------
     Affiliates will refer certain customers to Newco, as described in Section 4.6.

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     Middle Market Customers: businesses having annual sales of between $3
     -----------------------
     million and $500 million.

     Modified Run Rate EBITDA: the Annualized Run Rate EBITDA adjusted as
     ------------------------
     described in Section 5.6.2.1.

     New Owner Price: the per share price paid for shares of USI in a
     ---------------
     transaction described in Section 3.2.3.

     Newco: collectively, Chase/USI Employee Benefits and Commercial Insurance
     -----
     Agency, LLC, a Delaware limited liability company to be formed by USI in accordance with Section 4.1, and the Newco Subsidiaries.

     Newco Business: at any specified date, the assets of Newco (other than the
     --------------
     Excluded Assets, if any), and the liabilities of Newco to the extent they are reflected on Newco's balance sheet or incurred in the ordinary course of its business in accordance with the Business Plan, as described in
     Section 5.1.

     Newco Pledge: Newco's pledge of all its assets to secure the Loans, the
     ------------
     form of which is attached to the Loan Agreement as Exhibit LA-E.

     Newco Shares: at any specified date, all outstanding membership interests
     ------------
     and/or other forms of equity ownership, of Newco.

     Newco Subsidiaries: the subsidiaries of Newco to be formed pursuant to
     ------------------
     Section 4.2.2.2 in order to comply with the Licensing Requirements of certain jurisdictions.

     Notes: the Revolving Credit Note and the Term Note.
     -----

     Operating Statement: the income statement for Newco for the Trailing Twelve
     -------------------
     Months, to be prepared by USI and Newco, pursuant to Section 5.6.1.1, upon exercise of the Option or the USIS Put, as the case may be.

     Option: CIA's option to purchase either the Newco Shares or the Newco
     ------
     Business, as described in Article V.

     Option Closing Date: the date, to be selected by USI and CIA in accordance
     -------------------
     with Section 5.4, on which CIA's purchase of the Newco Shares or the Newco Business pursuant to the Option is consummated.

     Option Exercise Date: the first day of the month in which CIA delivers the
     --------------------
     Option Exercise Notice to USI, as described in Section 5.6.

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     Option Exercise Notice: the notice that CIA intends to exercise the Option,
     ----------------------
     to be delivered by CIA to USI pursuant to Section 5.3.

     Party: any party to this Agreement or any of the Related Documents.
     -----

     Preferred Stock: the Series N Preferred Stock of USI.
     ---------------

     Providers: companies (other than Carriers) involved in selling or servicing
     ---------
     commercial property and casualty insurance and employee benefits products and/or providing support services related thereto, including without limitation third party administrators and health maintenance organizations.

     Purchase Price: the Purchase Price which CBC will pay to USI for the
     --------------
     Shares, as described in Article II.

     Receiving Party: as defined in the definition of "Confidential
     ---------------
     Information," above.

     Related Documents: the Joinder Agreement, the License Agreement, the Loan
     -----------------
     Agreement, the Notes, the Guarantee, the USIS Pledge, the Newco Pledge, the Marketing Agreement, the Subscription Agreement, and all other documents to be delivered pursuant hereto or thereto.

     Repurchase Date: the date on which the repurchase of the Shares by USI
     ---------------
     pursuant to the CBC Put is consummated, as described in Section 3.3.4.

     Revolving Credit Note: the promissory note to be issued by Newco in
     ---------------------
     exchange for the Revolving Credit Loan, the form of which is attached to the Loan Agreement as Exhibit LA-A.

     Second Installment: the second installment of the EBITDA Exercise Price, as
     ------------------
     described in Section 5.6.2.2.

     Servicing: activities relating to the ongoing processing and administration
     ---------
     of Newco's business, including without limitation those activities listed on the attached Schedule 3, but excluding third party administration services.

     Shares: any shares of the Preferred Stock purchased by CBC.
     ------

     Share Purchase Notice: the notice that Newco has been formed and
     ---------------------
     capitalized, to be delivered by USI to CBC pursuant to Section 4.1.4.

     Subcontracts and Subcontractors: as defined in Schedule 6.
     -------------------------------

     Subscription Agreement: the Subscription Agreement to be executed by CBC
     ----------------------
     and USI in accordance with Section 2.3.1.

     Substitute Carriers/Providers: as defined in Section 5.11.
     -----------------------------

     Tax: any federal, state, local or foreign income, gross receipts, license,
     ---
     payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     Term Note: the promissory note to be issued by Newco in exchange for the
     ---------
     Term Loan, the form of which is attached to the Loan Agreement as Exhibit LA-B.

     Termination Fee: the fee payable by CIA to USI under certain circumstances,
     ---------------
     as described in Section 6.3.

     Trailing Twelve Months: the period of twelve (12) calendar months prior to
     ----------------------
     the first day of the month in which the Option Exercise Notice or the USIS Put Exercise Notice, as the case may be, is received, as described in
     Section 5.6.

     Transfer Consents: written acknowledgments from Carriers and Providers
     -----------------
     that, after the Option Closing Date or the USIS Put Closing Date, as the case may be, their agreements with Newco will continue in force (if the Newco Shares are purchased) or will be freely transferred to CIA (if the Newco Business is purchased).

     Trigger Event: an event which gives CIA the immediate right to exercise the
     -------------
     Option, as set forth in Section 5.2.

     USI: U.S.I. Holdings Corporation, a Delaware corporation.
     ---

     USI Indemnified Person: as defined in Section 11.2.
     ----------------------

     USI Partnership: a limited partnership to be formed by USI and USIS, as
     ---------------
     described in Section 4.1.2, to own at least 99% of the equity interests in Newco.

     USIS: USI Insurance Services Corp., a Delaware corporation wholly-owned by
     ----
     USI.

     USIS Pledge: the pledge by USIS and the USI Partnership of their respective
     -----------
     ownership interests in Newco to secure the Loans, the form of which is attached to the Loan Agreement as Exhibit LA-D.

     USIS Put: the right of USIS and the USI Partnership to cause CIA to
     --------
     purchase the Newco Shares or the Newco Business under certain circumstances, as described in Article VII.

     USIS Put Closing Date: the date, to be selected by CIA in accordance with
     ---------------------
     Section 7.5, on which CIA's purchase of the Newco Shares or the Newco Business pursuant to the USIS Put is consummated.

     USIS Put Exercise Date: the date on which the USIS Put Exercise Notice is
     ----------------------
     delivered to CIA.

     USIS Put Exercise Notice: the notice that USIS intends to exercise the USIS
     ------------------------
     Put, to be delivered by USIS to CIA pursuant to Section 7.4.

II. CBC INVESTMENT IN USI. CBC agrees to purchase 923,000 Shares of Preferred
    ---------------------
Stock for an aggregate purchase price of US $5,999,500 (the "Purchase Price"), as set forth below.

2.1 Terms of the Preferred Stock. The terms of the Preferred Stock shall be as
    ----------------------------
set forth in the attached Schedule 2.

2.2 Conditions Precedent.
    --------------------

     2.2.1 The obligations of CBC to purchase the Shares hereunder shall be subject to the satisfaction of the following conditions precedent:

          2.2.1.1 The Share Purchase Notice shall have been delivered to CBC by USI in accordance with Section 4.1.4.

          2.2.1.2 The representations and warranties of USI and USIS, set forth in Section 9.1 hereof, shall be true, complete, and correct on and as of the Closing Date.

          2.2.1.3 USI, USIS, and Newco shall be in full compliance with all the terms and conditions of this Agreement and the Related Documents, as of the Closing Date.

          2.2.1.4 CBC shall have received certificates of duly authorized officers of USI, dated the Closing Date, substantially in the form attached as Exhibits J and K.

          2.2.1.5 CBC shall have received an opinion of counsel to USI (which counsel must be reasonably satisfactory to CBC), dated the Closing Date, substantially in the form attached as Exhibit L.

     2.2.2 The obligations of USI to issue and sell the Shares to CBC hereunder shall be subject to the following conditions precedent:

          2.2.2.1 The representations and warranties of CBC, set forth in
          Section 9.2 hereof, shall be true, complete, and correct on and as of the Closing Date.

          2.2.2.2 CBC shall be in full compliance with all terms and conditions of the Agreement and all the Related Documents, as of the Closing Date.

          2.2.2.3 USI shall have received certificates of duly authorized officers of CBC, dated the Closing Date, substantially in the form attached as Exhibits M and N.

          2.2.2.4 USI shall have received an opinion of in-house counsel to CBC and/or its Affiliates, dated the Closing Date, substantially in the form attached as Exhibit O.

2.3 The Closing. The Closing of the purchase and sale of the Shares shall take
    -----------
place on a date (the "Closing Date"), to be agreed between USI and CBC, within ten (10) Business Days after CBC's receipt of the Share Purchase Notice. On the Closing Date, the following actions shall be taken in connection therewith:

     2.3.1 Each of USI and CBC shall execute, and deliver to the other, a Subscription Agreement substantially in the form attached as Exhibit I.

     2.3.2 USI shall deliver to CBC stock certificates representing the Shares.

     2.3.3 CBC shall deliver the amount of $5,999,500 to USI, by wire transfer of immediately available funds to Citibank F.S.B., Branch #303, 260 California Street, San Francisco, California, ABA #321-171184 FAO USI Insurance Services Corp., Business IMMA #601194533.

     2.3.4 CBC shall execute and deliver to USI the Joinder Agreement substantially in the form attached as Exhibit E.

     2.3.5 Each of USI and CBC shall deliver to the other the certificates and opinions of counsel referred to in Sections 2.2.1.5 and 2.2.1.6, and
     2.2.2.4 and 2.2.2.5, respectively.

III. THE CBC PUT.
     ------------

3.1 Events Giving Rise to the CBC Put Option. USI agrees to re-purchase the
    ----------------------------------------
Shares from CBC, at CBC's option (the "CBC Put"), if, at any time after the Closing-Date,

     3.1.1 any commercial bank, any investment bank, any bank holding company, or any Affiliate of any commercial or investment bank or bank holding company, acquires ownership of a 25% (or greater) equity interest in USI; or

     3.1.2 any other entity or Affiliated group, other than Zurich Centre Investments Limited and its Affiliates, acquires ownership of a 40% (or greater) equity interest in USI; or

     3.1.3 Zurich Centre Investments Limited and its Affiliates acquire ownership of a 51 % (or greater) equity interest in USI.

For purposes of this Section 3.1, ownership of the specified percentage equity interest of USI means the right to determine, directly or indirectly, the votes of that percentage of the voting shares (or other equity interest) of USI, or to appoint or cause the appointment of that percentage of the members of the board of directors of USI; and an investment bank means any registered broker/dealer which engages in sales and underwriting of securities, except Dillon Read & Co. Inc.

Any acquisition of ownership described in this Section 3.1 shall be considered a "Control Transaction."

3.2  CBC Put Price: The per-Share repurchase price which USI shall pay for
     --------------
Shares repurchased hereunder (the "CBC Put Price") shall be the greater of:

     3.2.1 the Purchase Price; or

     3.2.2 95% of the Fair Market Value on the date on which CBC delivers the Put Exercise Notice to USI, as the term "Fair Market Value" is defined in the Subscription Agreement; or

     3.2.3 95% of the per-Share purchase price paid by the entity or group in the Control Transaction as a result of which CBC is exercising the CBC Put (the "New Owner Price").

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3.3  The Repurchase. Any such repurchase shall take place as follows:
     ---------------

     3.3.1 USI shall notify CBC, in writing, of the occurrence of any Control Transaction no later than five (5) Business Days after the sooner of the date on which such Control Transaction becomes publicly known or the date on which it becomes effective.

     3.3.2 At any time within 180 days of receipt of such notice, CBC may notify USI, in writing, of its wish to cause USI to repurchase the Shares (the "CBC Put Exercise Notice").

     3.3.3 No later than ten (10) Business Days following its receipt of the CBC Put Exercise Notice, USI shall deliver to CBC a written statement indicating the Fair Market Value and the New Owner Price, together with documentation, reasonably satisfactory to CBC, evidencing the calculation thereof.

     3.3.4 The repurchase of the Shares by USI shall take place on a date (the "Repurchase Date") which shall be mutually agreed by CBC and USI, provided that the Repurchase Date shall be not more than thirty (30) Business Days following the date of the CBC Put Exercise Notice. On the Repurchase Date:

          3.3.4.1 USI shall deliver to CBC, by wire transfer of immediately available funds to the account specified by CBC, the aggregate CBC Put Price; and

          3.3.4.2 CBC shall deliver to USI the certificates for the Shares being repurchased, duly endorsed for transfer, free and clear of any liens, security interests or encumbrances of any type or kind.

3.4  Nonrecourse. CBC's sale of the Shares to USI pursuant to the CBC Put shall
     ------------
     be without recourse to CBC.

IV.  DEVELOPMENT OF BROKERAGE BUSINESS.
     ----------------------------------

4.1  Formation of Newco.
     -------------------

     4.1.1 USI and USIS shall establish a new Delaware limited liability company under the name Chase/USI Employee Benefits and Commercial Insurance Agency, LLC ("Newco"), to engage exclusively in the brokerage of (i) employee benefit programs, (ii) commercial property and casualty insurance and related individual insurance needs of commercial customers, and (iii) related consulting and Servicing activities. Newco's business activities may include, without limitation, the following: risk management and loss control, analysis of loss exposures and designs, insurance loss reserves and rate reviews, performance of cash flow studies, administration of risk funding and transfer techniques, captive company formation, self-insurance consulting, reinsurance placement, management of insurance programs, and the provision of third party administration, and such other activities as may be mutually agreed by CIA and USI. The Certificate of Formation and the Operating Agreement of Newco shall be substantially in the form attached as Exhibit P.

     4.1.2 Newco shall have two members: USIS (the sole manager, the sole voting member, and holder of up to 1 % of Newco's equity), and a limited partnership to be established by USI (the "USI Partnership"). USIS will be the general partner of the USI Partnership, and USI will be the limited partner of the USI Partnership.

     4.1.3 USI shall cause USIS and the USI Partnership to make capital contributions to Newco in the aggregate amount of $1,000,000 in cash.

     4.1.4 USI agrees that Newco shall be formed in accordance with this Section
     4.1 within ten (10) Business Days after execution of this Agreement. USI shall provide to CBC written evidence of Newco's organization (the "Share Purchase Notice") as soon as practicable thereafter, so that the Closing Date may be agreed between USI and CBC. USI further agrees that Newco shall be capitalized within one (1) Business Day after the Closing, and USI shall provide to CIA written evidence of such capitalization within two (2) Business Days thereafter.

4.2  Business and Operation of Newco.
     -------------------------------

     4.2.1 Subject in all cases to the terms of this Agreement and the Related Documents, USI and USIS shall be responsible for overseeing the operations of Newco and managing the development of its business, including without limitation the following:

          4.2.1.1 appointing all directors of Newco;

          4.2.1.2 recruiting, training, developing, and managing all Employees of Newco, including both sales and Servicing capabilities;

          4.2.1.3 developing internal accounting and control functions;

          4.2.1.4 maintaining the Newco books and financial records in accordance with GAAP, consistently applied;

          4.2.1.5 maintaining complete and adequate corporate records of Newco;

          4.2.1.6 establishing and maintaining management systems to record, monitor, and analyze (i) all material customer complaints; (ii) all complaints and inquiries from regulatory and law enforcement agencies which could reasonably be expected to affect Newco's ability to conduct its business in accordance with this Agreement, the Business Plan, and the other Related Documents; (iii) the occurrence of events which could give rise to claims-related losses or lead to litigation in connection with the insurance policies and employee benefits programs sold by Newco; (iv) substantive changes in Newco's relationships with Carriers and Providers; and (v) all such other data and information relevant to qualitative analysis of Newco's business activities as CIA may reasonably request.

          4.2.1.7 leasing and maintaining appropriate premises for Newco's operations and customer interaction;

          4.2.1.8 obtaining appropriate operating equipment, including computer hardware and software and telecommunications facilities;

          4.2.1.9 assuring regulatory compliance;

          4.2. 1.10 directing business development and customer solicitation;

          4.2.1.11 securing and maintaining agreements with the key Carriers and Providers listed on the attached Schedule 4, and with such other Carriers and Providers as USI and CIA may agree are appropriate to support the business referred to Newco under the Marketing Agreement; and

          4.2.1.12 developing, with the appropriate Carriers and Providers, a product range and expertise sufficient to support the business referred to Newco under the Marketing Agreement.

     4.2.2 USI and USIS shall be responsible for assuring that Newco (and its Employees, as necessary) complies with the Licensing Requirements of all relevant jurisdictions, as follows:

          4.2.2.1 USI and USIS shall use their best efforts to assure that, no later than thirty days after its formation, Newco (and its Employees) shall have complied with the Licensing Requirements of the states of New York, New Jersey and Connecticut. In any case, Newco and its Employees shall be in compliance with such Licensing Requirements as soon as possible thereafter.

          4.2.2.2 As soon as practicable following a written request by CIA, Newco (and its Employees) shall have complied with the Licensing Requirements of the states listed on the attached Schedule 5. To the extent that compliance with the Licensing Requirements of any jurisdiction(s) requires a locally incorporated entity, Newco shall form such subsidiaries in such jurisdictions (the "Newco Subsidiaries") and shall cause the Newco Subsidiaries to take all such actions as shall be necessary or appropriate to comply with such Licensing Requirements. USI agrees that, where possible, all Newco Subsidiaries shall be organized as limited liability companies. References to Newco in this Agreement and the Related Documents shall refer equally to the Newco Subsidiaries.

          4.2.2.3 To the extent that Newco is presented with new business opportunities requiring compliance with the Licensing Requirements of any other state or jurisdiction, Newco (and its Employees) shall, as soon as practicable thereafter, comply with such Licensing Requirements. To the extent necessary pending Newco's compliance with any such requirements, USI or USIS shall cause one of its Affiliates to engage in such new business, and, promptly upon Newco's compliance with such Licensing Requirements, USI or USIS shall cause such Affiliate to transfer such new business to Newco, without cost. The foregoing notwithstanding, it is understood that, if CIA confirms in writing that compliance with the Licensing Requirements of any specified jurisdiction is not commercially reasonable in view of the limited prospective business for Newco in such jurisdiction, then, until such time as CIA may reverse such determination, Newco shall not be compelled to comply with the Licensing Requirements of such jurisdiction. In any such case, USI or USIS shall cause one of its Affiliates to engage in the proposed new business in such jurisdiction. At any time up to and including the Option Closing Date or the USIS Put Closing Date, as the case may be, upon CIA's request, USI shall cause such Affiliate to transfer such new business to CIA, without cost.

          4.2.2.4 In any case where, pursuant to Section 4.2.2.3, USI or one of its Affiliates is engaging in business on behalf of Newco, USI or such Affiliate shall be entitled to 60% of the Commission Revenue paid by the relevant Carrier or Provider to, or retained by, US[ or such Affiliate, with the remainder of such Commission Revenue to be promptly paid by USI or such Affiliate to Newco (to the extent permitted by applicable Licensing Requirements).

     4.2.3 USI and USIS shall cause the development, within Newco, of an internal Servicing capability for Newco's property and casualty and employee benefits brokerage business. Such unit shall be a cohesive business unit, staffed by and reporting to Newco Employees, capable of functioning entirely independently of USI and its Affiliates and, on that basis, of Servicing all of Newco's existing and projected property and casualty and employee benefits business without reliance on external Servicing resources. Such capability shall be in place no later than two
     (2) years following the date hereof. (It is understood that, with respect to employee benefits business, internal Servicing capability shall be in place prior to the commencement of Newco's operations.) In the interim period between the formation of Newco and the implementation of a full Servicing capability for property and casualty business hereunder, USI shall, or shall cause its Affiliates to, perform such Servicing activities as Newco's business may require, to the extent Newco is unable to perform such activities internally. As compensation for the performance of such Servicing activities, USI or its Affiliate, as the case may be, shall be entitled to receive 60% of the Commission Revenue paid by the relevant Carrier or Provider to, or retained by, Newco or USI or such Affiliate with respect to the relevant Newco customers; the remainder of such Commission Revenue shall be payable to Newco.

     4.2.4 USI and USIS shall ensure that:

          4.2.4.1 the organizational and governing documents of Newco are not amended in any way inconsistent with the terms of this Agreement or any of the Related Documents;

          4.2.4.2 Newco is operated at all times substantially in accordance with all terms of this Agreement, the Business Plan, and the other Related Documents;

          4.2.4.3 USIS and the USI Partnership remain the sole members of Newco, and no other person or entity owns any equity interest in Newco;

          4.2.4.4 USIS remains wholly-owned by USI;

          4.2.4.5 USIS remains the sole general partner of the USI Partnership;

          4.2.4.6 USI remains the sole limited partner of the USI Partnership;

          4.2.4.7 Newco does not form or acquire any subsidiaries other than the Newco Subsidiaries;

          4.2.4.8 Newco is at all times in compliance with all material laws and regulations;

          4.2.4.9 Newco and its Employees remain in compliance with all material terms of the applicable Licensing Requirements of New York, New Jersey, Connecticut, Texas and all other jurisdictions in which Newco's business activities require such compliance;

          4.2.4.10 Newco's employment policies and practices conform to those set forth in the attached Schedule 6;

          4.2.4.11 Newco maintains insurance coverage in accordance with the attached Schedule 7;

          4.2.4.12 all of Newco's dealings with USI and its other Affiliates are conducted on an arms'-length basis; all such dealings relating to the provision of marketing and other services (except those referred to in the second sentence of Section 4.2.2.3, Section 4.2.2.4, and the last two sentences of Section 4.2.3, unless applicable Licensing Requirements or other laws and regulations provide otherwise) are documented in written agreements, which must be in form and substance satisfactory to CIA; and all such dealings are accurately recorded and readily identifiable on the books and records of USI, Newco, and their Affiliates;

          4.2.4.13 Newco delivers to CIA, on a timely basis, the financial statements and other reports listed on the attached Schedule 8;

          4.2.4.14 Newco delivers to CIA, promptly upon CIA's request, such qualitative or trending analyses of Newco's business as CIA may reasonably require;

          4.2.4.15 all of Newco's agreements with Carriers and Providers are documented in written contracts, which must be in form and substance reasonably satisfactory to CIA;

          4.2.4.16 to the extent possible, with the exertion of USI's best efforts, all of Newco's agreements with Carriers and Providers are on terms (including without limitation compensation, terms of coverage, and pricing) no less favorable than the terms offered by the relevant Carriers and Providers to other similarly situated USI Affiliates;

          4.2.4.17 except as otherwise specifically provided herein or in the Business Plan, Newco is the agent, or is recognized as the broker of record, on all agreements with Carriers and Providers involving commercial property and casualty insurance, life insurance, and employee benefits programs offered to customers of CIA or its Affiliates under the Marketing Agreement;

          4.2.4.18 Newco and the Newco Subsidiaries make all filings and payments related to Taxes in a timely and accurate fashion; and

          4.2.4.19 For federal, state and local income and franchise tax purposes, Newco and each of the Newco Subsidiaries do not elect to be classified as associations and either (i) will be classified as a partnership, or (ii) will not be regarded as entities separate from their owners pursuant to the default classification of Income Tax Regulation Section 1.7701-3(b)(i) and (ii).

4.3  Acquisition(s) and Expansion by USI.
     -----------------------------------

     4.3.1 USI acknowledges its intent, in the near term, to acquire one or more property and casualty insurance agencies in the Northeastern United States to supplement the capabilities of Carpenter and Pelton, Inc., one of USI's existing subsidiaries. USI and CIA agree that such acquisition(s) are crucial to Newco's success. Therefore, USI covenants and agrees with CIA that USI will, within 15 (fifteen) calendar months after the date hereof, complete the acquisition of one or more such agencies with an aggregate of at least $8 million in annual commission revenue, having broad capability in placing property and casualty insurance and focused primarily on Middle Market customers in New York, New Jersey, and Connecticut (each such acquisition, an "Agency Acquisition", and each agency so acquired, an "Acquired Agency"). To satisfy the requirement of this Section 4.3.1, the Acquired Agency/ies must be reasonably satisfactory to CIA, in view of Newco's anticipated business needs.

     4.3.2 In addition, USI shall develop, within such 15-month period, acceptable levels of expertise in all specialties necessary to conduct Newco's business properly, including without limitation those described on the attached Schedule 9.

4.4  Loans to Newco.
     ---------------

     4.4.1 An Affiliate of CMC shall make available to Newco, on terms and conditions set forth in the Revolving Credit and Term Loan Agreement, the form of which is attached as Exhibit G (the "Loan Agreement") and the Note(s), credit facilities (the "Loans") in an amount up to $4,000,000.

     4.4.2 USI agrees to guarantee Newco's obligations under the Loan Agreement and the Notes by executing and delivering the Guarantee to the CMC Affiliate acting as lender.

     4.4.3 As further security for the Loans, USI agrees to cause USIS, the USI Partnership, and Newco to execute and deliver the USIS Pledge and the Newco Pledge.

4.5 License of Chase and USI Name. Prior to or immediately upon the formation of
    -----------------------------
Newco, Newco, USI, and CMC shall enter into a License Agreement, substantially in the form attached as Exhibit F-1, pursuant to which CMC will license to Newco the right to use the "Chase" name, subject to the terms, conditions, and restrictions set forth therein.

4.6 Marketing Agreement. Newco, USI, and CIA and/or its relevant Affiliates
    -------------------
shall enter into a Marketing Agreement, substantially in the form attached as Exhibit H, pursuant to which CIA and/or such Affiliates would refer to Newco certain of their commercial customers for their property and casualty insurance and employee benefits program needs. The Marketing Agreement shall be executed by the parties thereto no later than five (5) Business Days after the date of the Share Purchase Notice.

V.   CIA'S PURCHASE OPTION.
     ---------------------

5.1 The Option. At any time after November 30, 2000, and at any time within 180
    ----------
days after CIA learns of the occurrence of any other Trigger Event, CIA shall have the irrevocable option (the "Option") to purchase, in its sole discretion, either (i) all the membership interests, or other forms of equity ownership, of Newco (the "Newco Shares"), or (ii) the assets of Newco, and those liabilities of Newco (including the Loans) which are reflected on the most recent balance sheet delivered pursuant to Schedule 8, or which are incurred in the ordinary course of its business in accordance with the Business Plan (collectively, the "Newco Business").

5.2 Trigger Event: Any of the following shall be considered a Trigger Event
    -------------
hereunder:

     5.2.1 the date November 30, 2000;

     5.2.2 the exercise of the CBC Put;

     5.2.3 any breach by USI or any of its Affiliates of any provision of this Agreement or any of the Related Documents, which breach remains uncured for a period of ten (10) Business Days following receipt by USI from CIA of written notice of such breach (or, if such breach cannot be cured within such ten-day period, USI and its Affiliates do not continue in good faith to effect such cure, provided that such cure must be effected in any event within ninety (90) days following receipt by USI of such notice of breach);

     5.2.4 an Event of Default specified under Section 7.1 of the Loan
     Agreement;

     5.2.5 the delivery of the notice of termination by USI to CIA pursuant to
     Section 6.2;

     5.2.6 the termination of the Marketing Agreement by Newco/USI/USIS pursuant to Section 11.1.1, or by CIA pursuant to Section 11.1.3, of the Marketing Agreement; or

     5.2.7 the termination of the License Agreement.

5.3 Method of Exercise. If CIA determines to exercise the Option, it shall give
    ------------------
USI written notice (the "Option Exercise Notice") of its intention to do so.

5.4 Option Closing Date. The closing of CIA's acquisition of the Newco Shares or
    -------------------
the Newco Business pursuant to the Option shall take place on a date (the "Option Closing Date") to be mutually agreed by USI and CIA, which date shall be:

     5.4.1 if the applicable Exercise Price is the Fixed Exercise Price, not more than ninety (90) days following USI's receipt of the Option Exercise Notice; or

     5.4.2 if the applicable Exercise Price is the EBITDA Exercise Price, not more than ninety (90) days following determination of the amount of the First Installment by USI pursuant to Section 5.6.1.3 or, if CIA objects to USI's calculation of the First Installment pursuant to Section 5.6.3.1, then not more than ten (10) days following the decision of the Arbiter pursuant to Section 5.6.3.3.

5.5 Fixed Exercise Price. If CIA exercises the Option pursuant to a Trigger
    --------------------
Event described in Sections 5.2.3 or 5.2.4, the Exercise Price shall be $1,000,000 (the "Fixed Exercise Price").

5.6 EBITDA Exercise Price. If CIA exercises the Option pursuant to a Trigger
    ---------------------
Event described in Sections 5.2.1, 5.2.5, 5.2.6, or 5.2.7 the Exercise Price shall be the EBITDA Exercise Price, which shall be calculated by reference to Newco's financial results for the period of twelve (12) calendar months prior to the first day of the month in which the Option Exercise Notice is given (the "Option Exercise Date"), adjusted as provided below. (For purposes hereof such twelve month period (preceding the Option Exercise Date) is referred to as the "Trailing Twelve Months.") The EBITDA Exercise Price shall be comprised of two successive payments, a "First Installment" and a "Second Installment."

     5.6.1 The First Installment shall be payable on the Option Closing Date and shall be calculated as follows:

          5.6.1.1 Promptly upon receipt of the Option Exercise Notice (and in any event no later than thirty (30) days thereafter), USI and Newco shall prepare an income statement (the "Operating Statement") for Newco for the Trailing Twelve Months. The Operating Statement is to be prepared in accordance with GAAP, showing the actual EBITDA for the Trailing Twelve Months.

          5.6.1.2 The Operating Statement and calculation of EBITDA will then be adjusted by USI/Newco as follows:

          (i) To the extent the Customer Revenue for any account which is not in lapse or terminated for non-payment by a Carrier or Provider has been recognized by Newco in the Trailing Twelve Months at less than the annual income from the related account, the income reflected on the Operating Statement will be adjusted upward to reflect the annual Customer Revenue for such account.

          (ii) Any Customer Revenue from an account which has been canceled as of the Option Exercise Date (or which Newco knows will be canceled during the six month period following the Option Exercise Date), or which is in lapse or has been terminated for nonpayment by a Carrier or Provider as of the Option Exercise Date, will be deducted from the annual income reflected on the Operating Statement for such account.

          (iii) If any account(s) with effective dates on or prior to the Option Exercise Date have been placed with a Carrier or Provider, but Customer Revenue from such account(s) has not yet been recorded as income on the Operating Statement, the income reflected on the Operating Statement will be adjusted upward in an amount equal to the annual Customer Revenue to be received from such account(s).

          (iv) The expense reflected on the Operating Statement will be adjusted upward or downward, as the case may be, to reflect the appropriate annual commission and bonus expense for the increases and decreases in Customer Revenue determined in accordance with (i), (ii), and (iii) above.

          (v) Expense reflected on the Operating Statement for salary, payroll taxes, and employee benefits will be adjusted upward or downward, as the case may be, to reflect all Employees on the then most current payroll register (except those whose employment has been terminated prior to the Option Exercise Date), plus those positions which are then vacant but are expected to be filled, as if such Employees were employed, and such positions were filled, during the entire Trailing Twelve Months.

          (vi) All fees paid to CIA or its Affiliates pursuant to the License Agreement or the Marketing Agreement will be deducted from the expense reflected on the Operating Statement.

          (vii) Income and expense reflected in the Operating Statement will be adjusted downward to reflect the deduction of non-recurring income and expense items not directly related to the sales and Servicing of Newco's customer accounts.

          (viii) The amount of expense reflected in the Operating Statement will be adjusted upward to reflect annual expenses related to all contractual commitments which exist at the Option Exercise Date.

          (ix) The amount of expense reflected in the Operating Statement will be adjusted downward to reflect the reduction of annual expenses attributable to contractual commitments, if any, which existed during a part of the Trailing Twelve Months but which (a) are no longer in force as of the day after Option Exercise Date, or which Newco knows will be terminated during the Adjustment Period (as defined below), or
          (b) which have been amended, as of the day after the Option Exercise Date, to reflect terms more favorable than those by reference to which the Annualized Run Rate EBITDA was calculated, or which Newco knows are to be so amended during the Adjustment Period.

          For purposes hereof, EBITDA adjusted in accordance with this Section
          5.6.1.2 is referred to as the "Annualized Run Rate EBITDA."

          5.6.1.3 The Estimated Newco Value shall be (i) the Annualized Run Rate EBITDA, (ii) times 5.1; and the First Installment shall be equal to 75% of the Estimated Newco Value, less the amount of principal and accrued unpaid interest outstanding under the Loan Agreement as of the Option Closing Date.

          5.6.1.4 USI and Newco shall be responsible for the calculation of the Estimated Newco Value and the First Installment, and shall notify CIA of the results of such calculation no later than sixty (60) days following the Option Exercise Date. Such notice shall be accompanied by a written explanation of such calculation, including itemized reconciliation and support documentation reasonably satisfactory to CIA. It is understood, further, that CIA may participate in USI's/Newco's calculations hereunder to the extent CIA shall deem it appropriate or expedient.

     5.6.2 The Second Installment shall be calculated based on adjustments to the Annualized Run Rate EBITDA, as described below, as necessary to reflect certain customer cancellations or nonpayments during the period of six (6) calendar months following the Option Exercise Date (the "Adjustment Period").

          5.6.2.1 Promptly after the end of the Adjustment Period (and in any case no later than ten (10) Business Days thereafter), CIA (or its successor in interest or assignee) shall calculate a revised Annualized Run Rate EBITDA (the "Modified Run Rate EBITDA"), which reflects deletion of annualized income and expense amounts related to accounts which are in lapse or which have been terminated for non-payment by a Carrier or Provider during the Adjustment Period, and for which adjustments were made in the calculation of the Annualized Run Rate EBITDA pursuant to Section 5.6.1.2(i), (iii), and/or (iv).

          5.6.2.2 For purposes of determining the Second Installment, the Final Newco Value shall be (i) the Modified Run Rate EBITDA, (ii) less accounts receivable which are overdue by ninety (90) days or more (after applying applicable reserves), to the extent such accounts receivable were not deducted pursuant to Section 5.6.2.1, (iii) times 5.1; and the Second Installment shall be an amount equal to (a) the Final Newco Value, (b) less the First Installment, (c) less the amount of principal and accrued interest outstanding under the

          Loan Agreement as of the Option Closing Date, (d) less the amount of any nonrecurring liabilities which have not been paid for which a reserve was taken or should have been taken in accordance with GAAP, as of the day immediately preceding the Option Closing Date, (e) less accounts payable which are overdue, as of the day immediately preceding the Option Closing Date.

          5.6.2.3 CIA shall be responsible for the calculation of the Final Newco Value and the amount of the Second Installment, and shall notify USI of the results of such calculation no later than thirty (30) days following the end of the Adjustment Period. Such notice shall be accompanied by a written explanation of such calculation, including itemized reconciliation and support documentation reasonably satisfactory to USI.

          5.6.2.4 The Second Installment shall be payable by CIA to USIS and the USI Partnership or to Newco, as the case may be (or, if the amount of the Second Installment is a negative number, by USIS and the USI Partnership or by Newco, as the case may be, to CIA) no later than ten
          (10) Business Days following USI's receipt of CIA's calculation thereof in accordance with Section 5.6.2.3, subject in all cases to the provisions of Section 5.6.3, below.

     5.6.3 Each of CIA or USI shall have the right to review and challenge the calculation made by the other hereunder, as follows:

          5.6.3.1 From the date of USI's receipt of the Option Exercise Notice, CIA shall be granted full access to the books and records of Newco and, as relevant, to those of USI and its other Affiliates providing services to Newco. CIA shall have thirty (30) days after receipt of USI's calculation of the First Installment to give USI written notice of any objection CIA may have to such calculation.

          5.6.3.2 Following the Option Closing Date, CIA shall inform USI of all accounts which have lapsed or been canceled for non-payment and which are to be reflected in CIA's calculation of the Second Installment, and USI shall have thirty (30) days after receipt of such calculation to give CIA written notice of any objection USI may have thereto.

          5.6.3.3 If during either such 30-day period, either Party receives such an objection from the other, then USI and CIA shall endeavor to agree upon the amount of the First Installment or the Second Installment, as the case may be. If they are unable, within thirty
          (30) days, to so agree, then the issue shall be submitted for resolution to a qualified independent Arbiter in accordance with the procedures set forth in the attached Schedule 10.

5.7 Exercise Price When CBC Put Exercise is Trigger Event. If CIA exercises the
    -----------------------------------------------------
Option pursuant to a Trigger Event described in Section 5.2.2, the Exercise Price shall be the greater of the Fixed Exercise Price or the EBITDA Exercise Price.

5.8 Election of Newco Shares or Newco Business: Exclusion of Certain Assets.
    -----------------------------------------------------------------------

     5.8.1 Not less than 45 (forty-five) days prior to the Option Closing Date, CIA shall notify USI, in writing, whether CIA will purchase the Newco Shares or the Newco Business.

     5.8.2. It is understood that, if CIA elects to purchase the Newco Business pursuant to the Option, CIA may, at any time up to and including the day ten (10) Business Days prior to the Option Closing Date, give Newco written notice specifying any assets of Newco as being excluded from CIA's purchase of the Newco Business, in which case such specified assets (the "Excluded Assets") shall not be transferred to CIA on the Option Closing Date and shall be retained by Newco. It is understood that CIA may designate as Excluded Assets only those assets of Newco which CIA is prohibited from owning by laws, regulations, orders, rulings, or judgments of legislative, regulatory, or judicial bodies having jurisdiction over CIA.

5.9 The Option Closing.
    ------------------

     5.9.1 If the Exercise Price is the Fixed Exercise Price, then, on the Option Closing Date:

          5.9.1.1 CIA shall pay to USIS and the USIS Partnership (in the event of a purchase of the Newco Shares) or Newco (in the event of a purchase of the Newco Business) the Exercise Price, by wire transfer of immediately available funds to the account specified by USI or Newco, as the case may be, at least three (3) Business Days prior to the Option Closing Date;

          5.9.1.2 USI, USIS, the USI Partnership, and/or Newco shall deliver to CIA such documents, instruments, and other items, in form and substance reasonably satisfactory to CIA, as CIA may determine are necessary or appropriate in connection with the transfer to CIA of good title to the Newco Shares or the Newco Business, as the case may be, including without limitation evidence of membership in Newco, bills of sale, assignments, liability assumption agreements, representations and warranties, opinions of counsel, officers' certificates, etc., and items related to the tax deductibility for CIA of the Exercise Price (including any principal and interest under the Loan Agreement applied to the Exercise Price) and any election under Internal Revenue Code Sections 338(h)(10) or 754 or comparable state and local provisions;

          5.9.1.3 USI shall deliver to CIA an Indemnity, substantially in the form attached as Exhibit D, pursuant to which USI will indemnify CIA, its designee (if any), and their respective Affiliates for (i) any loss, damage, or expense (including without limitation fees and expenses of legal counsel) arising out of any actual or alleged malfeasance, bad faith, or negligence of USI, Newco, any other USI Affiliate, or any of their respective employees, directors, officers, or agents, in the conduct of Newco's business prior to the Option Closing Date, and (ii) any obligations of Newco, including without limitation obligations for the payment of Taxes, incurred prior to, or arising out of Newco's activities prior to, the Option Closing Date (other than those liabilities reflected on the most recent balance sheet of Newco delivered pursuant to Schedule 8 and incurred in the ordinary course of business in accordance with the Business Plan);

          5.9.1.4 USI and Newco shall use their best efforts to deliver to CIA written acknowledgment, from each Carrier and Provider with which Newco has an agreement, that such agreement will continue in force (if the Newco Shares are purchased), or be freely transferred to CIA (if the Newco Business is purchased), after the Option Closing Date (such acknowledgments hereinafter referred to as the "Transfer Consents");

          5.9.1.5 In the case of a purchase of the Newco Business, CIA shall deliver to Newco such documents as may be necessary to evidence the assumption by CIA of those liabilities of Newco which are included in the Newco Business (as described in Section 5.1); and

          5.9.1.6 USI shall receive a release of the Guarantee from the lender under the Loan Agreement.

     5.9.2 If the Exercise Price is the EBITDA Exercise Price, then:

          5.9.2.1 on the Option Closing Date, CIA shall pay to USIS and the USI Partnership (in the event of a purchase of the Newco Shares) or to Newco (in the event of a purchase of Newco Business) the First Installment, by wire transfer of immediately available funds to the account specified by USIS or Newco, as the case may be, at least three
          (3) Business Days prior to the Option Closing Date;

          5.9.2.2 on the Option Closing Date, USI, USIS, the USI Partnership, and/or Newco shall deliver to CIA such documents, instruments, and other items, in form and substance satisfactory to CIA, as CIA may determine are necessary or appropriate in connection with the transfer to CIA of good title to the Newco Shares or the Newco Business, as the case may be, including without limitation evidence of membership in Newco, bills of sale, assignments, liability assumption agreements, representations and warranties, opinions of counsel, officers' certificates, etc., and items related to the tax deductibility for CIA of the Exercise Price (including any principal and interest under the Loan Agreement applied to the Exercise Price) and any election under Internal Revenue Code Sections 338(h)(10) or 754 or comparable state and local provisions;

          5.9.2.3 USI shall deliver to CIA an Indemnity, substantially in the form attached as Exhibit D, pursuant to which USI will indemnify CIA, its designee (if any), and their respective Affiliates for (i) any loss, damage, or expense (including without limitation fees and expenses of legal counsel) arising out of any actual or alleged malfeasance, bad faith, or negligence of USI, Newco, any other USI Affiliate, or any of their respective employees, directors, officers, or agents, in the conduct of Newco's business prior to the Option Closing Date, and (ii) any obligations of Newco, including without limitation obligations for the payment of Taxes, incurred prior to, or arising out of Newco's activities prior to, the Option Closing Date (other than those liabilities reflected on the most recent balance sheet of Newco delivered pursuant to Schedule 8 and incurred in the ordinary course of business in accordance with the Business Plan); and

          5.9.2.4 USI and Newco shall use their best efforts to deliver to CIA Transfer Consents from each Carrier and Provider with which Newco has an agreement;

          5.9.2.5 subject to the provisions of Section 5.6.3, on the date forty-five (45) days after the Adjustment Date (the "Second Installment Payment Date"), CIA shall pay the Second Installment to USIS and the USI Partnership or to Newco, as the case may be (or, if the amount of the Second Installment is a negative number,

          USIS and the USI Partnership or Newco, as the case may be, shall pay the Second Installment to CIA), by wire transfer of immediately available funds to the account specified by USI (or by CIA) at least three (3) Business Days prior to the Second Installment Payment Date;

          5.9.2.6 In the case of a purchase of the Newco Business, CIA shall deliver to Newco such documents as may be necessary to evidence the assumption by CIA of those liabilities of Newco which are included in the Newco Business (as described in Section 5.1); and

          5.9.2.7 USI shall receive a release of the Guarantee from the lender under the Loan Agreement.

5.10 Employees. The Parties agree to follow the procedures set forth in Section
     ---------
4 of Schedule 6.

5.11 Continued Access to Carriers and Providers. To the extent that USI and
     ------------------------------------------
Newco are unable to provide the Transfer Consents required by Section 5.9.1.4 and 5.9.2.4, USI shall use its best efforts to arrange for CIA to establish appropriate relationships with other Carriers and Providers, of the same or higher A.M. Best rating, which are capable of offering comparable products to CIA customers (each, a "Substitute Carrier/Provider") provided that such Carriers and Providers must be acceptable to CIA. To the extent USI is unable to provide either the Transfer Consents or such relationships with Substitute Carriers/Providers acceptable to CIA, USI shall, upon CIA's request, provide access to such Carriers and Providers for the business activities of Newco (or CIA, in the case where the Newco Business is acquired) for a period of five (5) years following the Option Closing Date. In furtherance hereof, USI and Newco (or CIA) shall enter into a sub-broker agreement, sub-contract, or other agreement of similar purpose and effect whereby Newco (or CIA) shall have access to such Carriers and Providers on terms no less favorable (including without limitation, pricing, type of coverage, and compensation) as USI or its similarly situated Affiliates enjoy from time to time. For providing such access, USI shall be entitled to receive 60% of the Customer Revenue paid by the relevant Carrier or Provider to, or retained by, USI or an Affiliate thereof, with the remainder of such Customer Revenue to be promptly paid to Newco (or CIA) pursuant to the sub-broker agreement, sub-contract or other agreement between the parties contemplated hereby.

5.12 Use of USI Name. Promptly after the Option Closing Date, if CIA elects to
     ---------------
purchase the Newco Shares, Newco shall cease using the USI name, and CIA shall cause the name of Newco to be changed to a name not including the name "USI".

5.13 Expenditures Following Option Exercise Date. USI agrees that, during the
     -------------------------------------------
period from the date of receipt of the Option Exercise Notice until the Option Closing Date, Newco shall not make, or commit to make, any single expenditure for physical assets in excess of $15,000 without CIA's prior written consent.

5.14 No Encumbrance: During the term hereof, USI agrees that it will not, nor
     ---------------
will it permit Newco to, sell, pledge, hypothecate, or otherwise transfer or encumber, any of the Newco Shares or any of the assets included in the Newco Business, nor will USI permit the attachment of any lien or other encumbrance thereon, except as provided in the Newco Pledge. USI shall notify CIA promptly upon the attachment of any lien or other encumbrance on any of the Newco Shares or any of the assets included in the Newco Business. USI shall assure that the Newco Shares and Newco Business are freely transferable to CIA without any consent of, or action by, any other party, except as required by law. Notwithstanding the foregoing, Newco may sell, transfer, or encumber its assets in the ordinary course of its business in accordance with the Business Plan, subject to the terms of the Newco Pledge.

VI. REVIEW DATES FOR NEWCO'S PERFORMANCE
    ------------------------------------

6.1 USI's Right to Terminate. USI shall have the right, upon sixty (60) days'
    ------------------------
prior written notice to CIA, to terminate this Agreement if Newco's cumulative total revenue is less than 70% of the amount projected in the Business Plan for the fiscal year ended on December 31, 1998, or for any semi-annual period ending on any June 30 or December 31 thereafter, through and including December 31, 2000.

6.2 Notice of Termination. USI's notice of termination hereunder shall be
    ---------------------
delivered to CIA within thirty (30) days after the end of the relevant fiscal period referred to in Section 6.1.

6.3 Termination Payment. On the day sixty (60) days following CIA's receipt of
    -------------------
USI's notice of termination hereunder, CIA shall pay to USI a termination fee (the "Termination Fee") of $2.5 million; provided, however, that if, prior to such date, CIA delivers the Option Exercise Notice pursuant to Section 5.3, then no Termination Fee shall be due.

VII. USIS's PUT OPTION.
     -----------------

7.1 The USIS Put. At any time on or after May 31, 2002, USIS and the USI
    ------------
Partnership shall have the right to cause CIA, to purchase either the Newco Shares or the Newco Business (at CIA's option), subject to the terms and conditions hereinafter set forth.

7.2  Conditions to Exercise of the USIS Put.
     --------------------------------------

     7.2.1 USIS and the USI Partnership shall have the right to exercise the USIS Put only if USI is able to provide to CIA Transfer Consents, dated no earlier than ninety (90) days prior to the USIS Put Exercise Date, of Carriers and Providers accounting for at least (i) 80% of the annual Commission Revenue attributable to sales and Servicing of property and casualty insurance policies, and (ii) 80% of the annual Commission Revenue attributable to sales and Servicing of employee benefits programs, calculated in each case for the Trailing Twelve Months making the adjustments set forth in Section 5.6.1.2. It is understood that, to the extent USI is unable to provide Transfer Consents from the requisite Carriers and Providers hereunder, USI may arrange for CIA to establish appropriate relationships with Substitute Carriers/Providers acceptable to CIA.

     7.2.2 Anything herein to the contrary notwithstanding, it is understood that CIA shall have no obligation pursuant to the USIS Put to the extent that CIA's acquisition of the Newco Shares or the Newco Business is prohibited by any laws, regulations, orders, rulings, or judgments of any legislative, regulatory, or judicial bodies having jurisdiction over CIA.

7.3 USIS Put Price. The price to be paid by CIA for the Newco Shares or the
    --------------
Newco Business upon exercise of the USIS Put shall be calculated in accordance with Section 5.6, provided that all references therein to the Option shall be read, for purposes hereof, as references to the USIS Put (and accordingly, references to the Option Exercise Notice, the Option Exercise Date, and the Option Closing Date shall be read as references to the USIS Put Exercise Notice, the USIS Put Exercise Date, and the USIS Put Closing Date, respectively).

7.4 Method of Exercise. If USIS and the USI Partnership determine to exercise
    ------------------
the USIS Put, USIS (on its own behalf and on behalf of the USI Partnership) shall give CIA written notice (the "USIS Put Exercise Notice") of their intention to do so. On the date of delivery of the USIS Put Exercise Notice (the "USIS Put Exercise Date"), USI shall deliver to CIA the Transfer Consents required pursuant to Section 7.2.1.

7.5 USIS Put Closing Date. The sale of the Newco Shares or the Newco Business
    ---------------------
pursuant to the USIS Put shall take place on a date (the "USIS Put Closing Date") not more than 180 days after the date of the USIS Put Exercise Notice. The USIS Put Closing Date shall be selected by CIA, and CIA shall notify USI of the date selected, no later than ninety (90) days following CIA's receipt of the USIS Put Exercise Notice. Not less than forty-five (45) days prior to the USIS Put Closing Date, CIA shall inform USI whether it will purchase the Newco Shares or the Newco Business.

7.6 The USIS Put Closing. The USIS Put Closing, and the payment of the First
    --------------------
Installment and the Second Installment, shall take place in accordance with Sections 5.8.2 and 5.9.2, provided that all references therein to the option shall be read, for purposes hereof, as references to the USIS Put (and accordingly, references to the option Closing Date shall be read as references to the USIS Put Closing Date).

7.7 Continued Access to Carriers and Providers. To the extent that USI and
    ------------------------------------------
Newco are unable to provide the Transfer Consents required by Sections 7.2.1 and 7.4, USI shall use its best efforts to arrange for CIA to establish appropriate relationships with Substitute Carriers/Providers acceptable to CIA. To the extent USI is unable to provide either the Transfer Consents or such relationships with Substitute Carriers/Providers acceptable to CIA, USI shall, upon CIA's request, provide access to such Carriers and Providers for the business activities of Newco (or CIA, in the case where the Newco Business is acquired) for a period of five (5) years following the USIS Put Closing Date. In furtherance hereof, USI and Newco (or CIA) shall enter into a sub-broker agreement, sub-contract, or other agreement of similar purpose and effect whereby Newco (or CIA) shall have access to such Carriers and Providers on terms no less favorable (including without limitation, pricing, type of coverage, and compensation) as USI or its similarly situated Affiliates enjoy from time to time. For providing such access, USI shall be entitled to receive 60% of the Customer Revenue paid by the relevant Carrier or Provider to, or retained by, USI or an Affiliate thereof, with the remainder of such Customer Revenue to be promptly paid to Newco (or CIA) pursuant to the sub-broker agreement, sub-contract or other agreement between the parties contemplated hereby.

7.8 Use of USI Name. Promptly after the USIS Put Closing Date, if CIA elects to
    ---------------
purchase the Newco Shares, Newco shall cease using the USI name, and CIA shall cause the name of Newco to be changed to a name not including the name "USI".

7.9 Expenditures Following USIS Put Exercise Date. USI agrees that, during the
    ---------------------------------------------
period from the date of receipt of the USIS Put Exercise Notice until the USIS Put Closing Date, Newco shall not make or commit to make any single expenditure for physical assets in excess of $15,000 without CIA's prior written consent.

VIII. EXCLUSIVITY : NONCOMPETITION.
      ----------------------------

8.1  Provision of Similar Services.
     -----------------------------

     8.1.1 USI agrees that:

          8.1.1.1 for a period of thirty (30) weeks following the date of this Agreement, neither USI nor any of its Affiliates will enter into any agreement or arrangement pursuant to which it would develop, for or in conjunction with any commercial bank or bank holding company, a property and casualty insurance and/or employee benefits brokerage or other similar business; and

          8.1.1.2 during the term of this Agreement, neither USI nor any of its Affiliates will enter into any agreement or arrangement pursuant to which it would develop, for or in conjunction with any commercial bank or bank holding company, a property and casualty insurance and/or employee benefits brokerage or other similar business conducting substantial operations in New York, New Jersey, Connecticut, and/or Texas. The foregoing notwithstanding, it is understood that if Newco has not commenced operations (either directly or through Affiliates of USI pursuant to Sections 4.2.2.3 or 4.2.3) in Texas within twelve (12) months of Newco's organization, then the provisions of this Section
          8.1.1.2 shall no longer apply to Texas.

     8.1.2 USI further agrees that, during the term hereof, it will disclose to CIA the identity of any financial institution with which USI or any Affiliate proposes to enter into any agreement or arrangement to develop a property and casualty insurance or employee benefits brokerage or other similar business (to the extent permitted by Section 8.1.1) and will consult with CIA on the choice of any such financial institution.

8.2  Employment.
     ----------

     8.2.1 USI agrees that, during the term hereof and for a period of two (2) years thereafter, neither USI, nor any of the Key Employees, nor any of USI's Affiliates (including Newco, after the exercise of the Option or the USIS Put if the Newco Business is purchased pursuant to such exercise) will solicit, endeavor to entice away, employ, offer to employ, or arrange employment for any person who is at any time during such period employed by Newco, excluding clerical Employees, whether or not such person would thereby commit any breach of his contract of service with Newco. USI agrees to procure that each of the Key Employees undertakes in writing to abide by the provisions of this Section 8.2, specifying that CIA (and/or its designee, if any, in the purchase of the Newco Shares or the Newco Business pursuant to the Option or the USIS Put) is intended to be a beneficiary of such undertaking.

     8.2.2 CIA agrees that during the term hereof and for a period of two (2) years thereafter, neither CIA nor any of its Affiliates will actively solicit for employment or endeavor to entice away any person who is at any time during such period employed by USI and its Affiliates (except Newco) in New York, New Jersey, or Connecticut, excluding clerical Employees. (Nothing herein shall be interpreted to prevent CIA and its Affiliates from engaging in their normal recruitment practices through advertisement or other general solicitation, or from interviewing and employing employees of USI, provided that neither CIA nor any of its Affiliates initially seeks out such employees to solicit them for employment.)

IX.  REPRESENTATIONS AND WARRANTIES.
     ------------------------------

9.1 Representations and Warranties of USI and USIS. USI and USIS hereby
    ----------------------------------------------
represent and warrant to CIA, and covenant and agree with CIA, that:

     9.1.1 Each of USI and USIS is a corporation duly organized and validly existing under the laws of the state of Delaware, with all requisite corporate power and authority to own (or lease and enjoy undisturbed) its assets and conduct its business as currently conducted. Each of USI and USIS is duly qualified, licensed, and in good standing in every jurisdiction in which it presently engages in business and in which such qualification is required.

     9.1.2 Each of USI and USIS has the corporate power and authority to enter into and perform its obligations under this Agreement and the Related Documents and to perform the activities and effect the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Related Documents has been approved by all requisite corporate action on the part of USI and USIS, and this Agreement and the Related Documents constitute valid and binding obligations of USI and USIS enforceable in accordance with their terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and
     (iii) considerations of public policy by a court of competent jurisdiction.

     9.1.3 The execution, delivery and performance by USI and USIS, and, where applicable, their Affiliates, of this Agreement and the Related

     Documents will not (i) violate, conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default or result in the creation of a lien under, any material agreement, indenture, mortgage or lease to which USI, USIS, or any such Affiliate is a party or by which it or its properties are bound; (ii) constitute a violation by USI, USIS, or any such Affiliate of any laws or regulations applicable to it; (iii) violate any provision of its articles of incorporation or by laws (or similar governing documents); or (iv) violate any order, judgment, injunction or decree of any court, arbitrator or governmental body against or binding upon USI, USIS, or any such Affiliate.

     9.1.4 Neither USI, USIS, nor any of their Affiliates requires any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority in connection with this Agreement, the Related Documents, or the transactions and activities contemplated hereby and thereby, except the Licensing Requirements referred to in
     Section 4.2.2.

     9.1.5 There are no actions, suits or proceedings pending or, to the best of their knowledge, threatened against or affecting USI, USIS, or any of their Affiliates that, if adversely determined, would have a material adverse effect on USI's, USIS's, or any such Affiliate's ability to perform its obligations under this Agreement and the Related Documents.

     9.1.6 Each of USI, USIS, and their Affiliates which are or will be engaged in any activities related to this Agreement or any of the Related Documents, has complied with, and none of them is in default in any material respect under, any laws, ordinances, requirements, regulations, orders, or decrees of any court, commission, board, or other administrative, legislative, or judicial body or governmental agency having jurisdiction over it, or any of its assets, which could materially and adversely affect its ability to enter into this Agreement and the Related Documents and to perform its obligations hereunder or thereunder.

     9.1.7 USI, USIS, and all their Affiliates which are or will be engaged in any activities related to this Agreement or any of the Related Documents shall comply with all applicable federal, state and local laws and regulations including, without limitation, compliance with all registration and licensing requirements of any governmental or industry regulatory body having jurisdiction over USI, USIS, and such Affiliates.

     9.1.8 The Shareholders' Agreement and the Controlling Shareholders' Agreement attached hereto as Exhibits Q and R are in full force and effect and have not been amended or modified in any respect. The Shareholders' Agreement and the Controlling Shareholders' Agreement constitute valid and binding obligations of the parties thereto (including, as applicable, USI, each of the Investors, and each of Bellwether, Dillon Read, and Saratoga, as those terms are therein defined), enforceable in accordance with their terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally, (ii) general principles of equity (regardless-of-whether such enforceability is considered in a proceeding in equity or at law), and (iii) considerations of public policy by a court of competent jurisdiction. Upon CIA's execution of the Joinder Agreement, CIA will be entitled to all benefits of an Investor under the Shareholders' Agreement.

     9.1.9 No person, entity, or Affiliated group currently holds (directly or indirectly) 25% ownership of USI (as the concept of "ownership" is defined in Section 3.1), except Saratoga (as defined in the Controlling Shareholders' Agreement).

     9.1.10 Each of the Key Employees listed on Schedule 1 is employed by USI or one of its Affiliates, and each such person is contractually committed to continue in the employment of USI or its Affiliates in such capacity at least through November 30, 2000.

     9.1.11 The 1996 Audited Financial Statements, copies of which are attached as Exhibit A, (i) were prepared in accordance with GAAP, applied on a consistent basis (except as expressly stated otherwise), and (ii) are unqualified and fairly present the financial position and results of USI and its consolidated Affiliates as at 31 December, 1996. The Interim Financial Statements, copies of which are attached as Exhibit B, (i) were prepared in accordance with GAAP applied on a consistent basis (except that they do not contain notes and are subject to usual and customary year-end audit adjustments, and as otherwise expressly stated therein), and (ii) fairly present the financial position and results of USI and its consolidated Affiliates as at September 30, 1997.

     9.1.12 The current financial position of USI and its consolidated Affiliates is fundamentally reflected by the Interim Financial Statements and no material change has occurred in the financial position of USI and its consolidated Affiliates since the date thereof. Specifically, since September 30, 1997, neither USI nor any of its consolidated Affiliates has:

          9.1.12.1 declared or paid any dividends or other distributions in respect of any of its shares;

          9.1.12.2 entered into any material transaction not at arms length or any material transaction not in the ordinary course of business;

          9.1.12.3 incurred any material damage, destruction, or loss to any physical property owned or used in its business not covered by insurance;

          9.1.12.4 given any material discharge or release of any obligations of third parties to it, for which no substantially equal benefit was received by it;

          9.1.12.5 made any material acquisition or disposition of assets or properties, other than in the ordinary course of business;

          9.1.12.6 made any change in its accounting methods or practices;

          9.1.12.7 made any increase in, or commitment to increase, the compensation payable or to become payable to any of its directors, employees or commercial agents, other than routine increases for employees in accordance with normal practice; or

          9.1.12.8 entered into any agreement to do any of the items described in this Section 9.1.12 except as contemplated by this Agreement or any Related Document.

     9.1.13 USIS is a direct wholly-owned subsidiary of USI.

     9.1.14 USI and USIS, jointly and severally, shall indemnify and hold harmless CIA and its Affiliates from and against any cost, liability, or expense arising out of or attributable to the claims of any person or entity that such person or entity acted as broker or finder for USI, USIS, or any of their Affiliates in connection with the transactions contemplated hereby.

9.2 Representations and Warranties of CBC and CIA. Each of CBC and CIA hereby
    ----------------------------------------------
represents and warrants to USI and USIS, with respect to itself, that:

     9.2.1 It is a corporation duly organized and validly existing under the laws of the state of Delaware with all requisite corporate power and authority to conduct its businesses as currently conducted.

     9.2.2 It has the corporate power and authority to enter into and perform its obligations under this Agreement and the Related Documents and to perform the activities and effect the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Related Documents has been approved by all requisite corporate action on its part, and this Agreement and the Related Documents constitute valid and binding obligations of CBC or CIA, as the case may be, enforceable in accordance with their terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (iii) considerations of public policy by a court of competent jurisdiction.

     9.2.3 The execution, delivery and performance of this Agreement and the Related Documents by CBC or CIA, as the case may be, will not (i) violate, conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, any material agreement, indenture, mortgage or lease to which it is a party or by which it or its properties are bound; (ii) constitute a violation by CBC or CIA, as the case may be, of any laws or regulations applicable to it; (iii) violate any provision of its articles of incorporation or bylaws (or similar governing documents); or (iv) violate any order, judgment, injunction or decree of any court, arbitrator or governmental body against or binding upon it.

     9.2.4 It does not require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority in connection with this Agreement, the Related Documents, or the transactions and activities contemplated hereby and thereby.

     9.2.5 There are no actions, suits or proceedings pending or, to its knowledge, threatened against or affecting it that, if adversely determined, would have a material adverse effect on its ability to perform its obligations under this Agreement and the Related Documents.

     9.2.6 No person has acted as broker or finder on behalf of CBC or CIA, as the case may be, in connection with the transactions contemplated by this Agreement.

X.   CONFIDENTIALITY.
     ----------------

10.1 Use and Disclosure. All Confidential Information shall be treated as
     -------------------
confidential business information of the Disclosing Party and/or its Affiliates, and shall be accorded the same treatment as the Receiving Party accords its own most confidential business information. Specifically (but without limiting the generality of the foregoing), except as required by law:

     10.1.1 The Receiving Party shall disclose Confidential Information only to those of its employees, agents, advisors, Carriers, and Providers who need to know such information in connection with the transactions contemplated hereby and by the Related Documents, and no other person shall have access to any Confidential Information.

     10.1.2 The Confidential Information shall be used by the Receiving Party and its employees, agents and advisors only in connection with the transactions contemplated by this Agreement or any Related Document.

     10.1.3 The Receiving Party shall assure that each of its employees, agents, subcontractors, and advisors having access to any of the Confidential Information undertakes in writing to abide by the provisions of this
     Article X, specifying that CIA (and/or its designee, if any, in the purchase of the Newco Shares or the Newco Business pursuant to the Option or the USIS Put) is intended to be a beneficiary of such undertaking.

     10.1.4 The Disclosing Party shall be advised of all sub-contractors, consultants and others not employed by the Receiving Party who have access to any Confidential Information, and the Receiving Party shall not grant such access, or shall terminate access if it has been already granted, to anyone to whom the Disclosing Party objects based upon a good faith analysis of its business needs and, where appropriate, the Receiving Party shall obtain promptly from that person all Confidential Information.

     10.1.5 In the event that the Receiving Party, or anyone to whom the Receiving Party makes disclosure in accordance with this Section 10.1, becomes legally compelled to disclose any Confidential Information, the Receiving Party shall, to the extent permitted by law, provide the Disclosing Party with prompt notice so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 10.1.5; provided, however, that the provisions of this Section 10.1.5 shall not apply to disclosure by any Receiving Party or any or its Affiliates to any regulatory agency having jurisdiction over such Receiving Party or such Affiliates, to the extent that such Receiving Party or such Affiliates determine in good faith that failure to disclose to such regulatory agency would adversely affect such party's relationship with such regulatory agency.

It is understood that all materials that are developed by USI, its agents, subcontractors or employees which use Confidential Information of Newco, shall be the property of Newco, subject to acquisition by CIA upon exercise of the Option; and any such materials which use Confidential Information of CIA or any CIA Affiliate shall be the property of CIA or such CIA Affiliate, as the case may be.

10.2 Remedies. Each party hereto recognizes that the Confidential information of
     ---------
the other parties is a valuable, special, and unique asset of such other party, that a breach of this Article X may cause irreparable harm to such other party, and that actual damages may be difficult to ascertain and in any event may be inadequate. Accordingly, each Party hereto agrees that in the event of such breach, the Disclosing Party shall be entitled to injunctive relief in addition to such other legal or equitable remedies as may be available.

10.3 Return of Information. At the end of the term of this Agreement, each of
     ----------------------
the Parties hereto, or to any of the Related Documents, shall promptly return to the other Parties all Confidential information of such other Party, and all materials based on or incorporating any such Confidential Information.

XI.  INDEMNIFICATION.
     ----------------

11.1 USI's Indemnification of CIA. USI agrees to indemnify CIA, its Affiliates
     ----------------------------
and their directors, officers, employees and agents (each, a "CIA Indemnified Person") for, and to hold each of them harmless against, any and all losses, liabilities, claims, demands, actions, judgments, damages, costs and expenses, including reasonable attorneys' fees and disbursements and other expenses, incurred in connection with this Agreement or any Related Document (collectively, "Indemnified Losses"), including the costs of investigating any claim and defending any action and any amounts paid in settlement or compromise (provided, that, USI shall have given its prior written approval of any
 --------
settlement or compromise, which approval shall not be unreasonably withheld) of an action to which such CIA Indemnified Person is a party, arising out of or relating to USI's activities in connection herewith or therewith, including, but not limited to, a breach by USI, USIS, Newco, or any of their Affiliates, of any terms or conditions of this Agreement or any Related Document, except for such losses, liabilities, claims, demands, actions, judgments, damages, costs and expenses incurred by reason of the sole negligence or willful misconduct of any CIA Indemnified Person whose duties are directly related hereto. If any event occurs for which indemnification to any CIA Indemnified Person is provided in this Section, such CIA Indemnified Person must provide USI with written notice of such event as soon as possible, but in no event later than thirty (30) days after the earlier of: (i) such time as it has actual knowledge of the occurrence of such event or (ii) such time as it receives notice that an action has been filed in a court, or action has been taken by any administrative agency, alleging the occurrence of an event that entitles a CIA Indemnified Person to indemnification by USI hereunder. USI, at its own expense, shall be entitled to participate in such action or proceeding, and, after written notice from USI to CIA, to assume the defense of such action or proceeding with mutually acceptable counsel, or, with such CIA Indemnified Person's consent (which shall not be unreasonably withheld), compromise or settle such action or proceeding, at its own expense. Notwithstanding USI's election to assume the defense of such action or proceeding, such CIA Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such action or proceeding at its own expense. It is understood that indemnification hereunder shall not be available to the extent such losses, liabilities, claims, demands, actions, judgments, damages, costs and expenses are reimbursed to the relevant CIA Indemnified Person(s) pursuant to policies of insurance covering such CIA Indemnified Person(s).

11.2 CIA's Indemnity of USI. CIA agrees to indemnify USI, its Affiliates and
     ----------------------
their directors, officers, employees and agents (each a "USI Indemnified Person") from, and to hold each of them harmless against, any and all Indemnified Losses, including the costs of investigating any claim and defending any action and any amounts paid in settlement or compromise (provided, that, CIA
                                                             --------
shall have given its prior written approval of any settlement or compromise, which approval shall not be unreasonably withheld) of an action to which such USI Indemnified Person is a party arising out of or relating to CIA's activities in connection with this Agreement or any Related Document, except for Indemnified Losses incurred by reason of the sole negligence or willful misconduct of USI or Newco in connection with this Agreement. If any event occurs for which indemnification to any USI Indemnified Person is provided in this Section, such USI Indemnified Person must provide CIA with written notice of such event as soon as possible, but in no event later than thirty (30) days after the earlier of: (i) such time as it has actual knowledge of the occurrence of such event or (ii) such time as it receives notice that an action has been filed in a court, or action has been taken by any administrative agency, alleging the occurrence of an event that entitles a USI Indemnified Person to indemnification by CIA hereunder. CIA, at its own expense, shall be entitled to participate in such action or proceeding, and, after written notice from CIA to such USI Indemnified Person, to assume the defense of such action or proceeding with mutually acceptable counsel, or, with such USI Indemnified Person's consent (which shall not be unreasonably withheld), compromise or settle such action or proceeding. Notwithstanding CIA's election to assume the defense of such action or proceeding, such USI Indemnified Person shall have the night to employ separate counsel and to participate in the defense of such action or proceeding at its own expense. It is understood that indemnification hereunder shall not be available to the extent such losses, liabilities, claims, demands, actions, judgments, damages, costs and expenses are reimbursed to the relevant USI Indemnified Person(s) pursuant to policies of insurance covering such USI Indemnified Person(s).

11.3 Sharing of Documents: Indemnification Payments. With respect to each
     ----------------------------------------------
indemnification matter, within ten (10) Business Days after the indemnitee receives documents pertaining to any demand or proceeding constituting such indemnification matter, or within such shorter period of time as may be necessary under the circumstances to avoid prejudice to the indemnitor's rights, the indemnitee shall give notice to the indemnitor of the nature of such indemnification matter and shall deliver to the indemnitor copies of all such documents. In addition, ten (10) Business Days after a final agreement is reached or a final judgment is rendered with respect to such indemnification matter, the indemnitor shall pay to the indemnitee any amounts to which the indemnitee is entitled under this Section.

11.4 Duration. All claims for indemnification under this Section XI must be made
     --------
(i) with respect to any Indemnified Losses related to Taxes, within ten (10) Business Days after the end of the period of statutory limitations for such claims, (ii) with respect to Indemnified Losses relating to or arising out of the claims of any third party against any CIA Indemnified Person or USI Indemnified Person, within ten (10) Business Days after the end of the statutory period of limitations for such third party claim; and (iii) with respect to all other claims, within 18 (eighteen) months following termination of this Agreement.

XII. TERM AND TERMINATION.
     --------------------

12.1 Automatic Termination. This Agreement shall terminate automatically on the
     ---------------------
Option Closing Date or the USIS Put Closing Date, as the case may be.

12.2 Optional Termination. This Agreement may be terminated:
     --------------------

     12.2.1 by CIA, effective immediately, by the giving of written notice to USI, at any time within ninety (90) days following either (i) the Repurchase Date or (ii) the termination of the License Agreement or the Marketing Agreement.

     12.2.2 by USI, by the giving of sixty (60) days' prior written notice to CIA under the circumstances described in Section 6.1.

12.3 Survival. Provisions of Sections 5.11, 5.12, 7.7 and 7.8, and Articles III,
     --------
VIII, X, XI and XIII, shall survive termination hereof, except that Article VIII shall not survive termination by USI pursuant to Section 6.1.

XIII. MISCELLANEOUS.

13.1 Cooperation. CIA and USI agree, and USI agrees to cause Newco, to execute,
     -----------
acknowledge, deliver, file, record and publish such further instruments and documents, and to do such other acts and things, as may be necessary and proper to carry out the intent and purposes of this Agreement and the Related Documents.

13.2 Notices. All notices, demands and requests of any kind which either Party
     -------
may be required or may desire to serve upon any other Party hereto in connection with this Agreement or any of the Related Documents shall be delivered only by courier or other means of personal service which provides written verification of receipt, or by registered or certified mail return receipt requested (a "Notice").

     Any such Notice so delivered by registered or certified mail or courier shall be deposited in the United States mail, or in the case of courier, deposited with the courier, with postage thereon fully prepaid. All Notices shall be addressed to the parties to be served as follows:

     (a) if to CBC:

         1201 N. Market Street
         9th Floor
         Wilmington, DE 19801
         Attention: Richard J. Nolan
                    President and CEO
         Facsimile No.: (302) 654-3008

               Copies to:

               Arthur T. Guja
               Vice President and Assistant General Counsel
               Legal Department
               The Chase Manhattan Bank
               New York, NY 10017
               Facsimile No.: (212) 270-1226

     (b) if to CIA:

         Chase Insurance Agency, Inc.
         380 Madison Avenue
         13th Floor
         New York, NY 10017
         Attention: Dennis Kosovac
                    President and CEO
         Facsimile No.: (212) 622-4470

               Copies to:

               Arthur T. Guja
               Vice President and Assistant General Counsel
               Legal Department
               The Chase Manhattan Bank
               New York, NY 10017
               Facsimile No.: (212) 270-1226

     (c) if to USI:

         U.S.I. Holdings Corporation
         c/o Progressive Plan Administrators
         470 Park Avenue South
         6th Floor
         New York, NY 10016
         Attention: John Addeo
                    Executive Vice President-Operations
         Facsimile No.: (212) 689-0409

               Copies to.

               Jay Scarborough, General Counsel
               USI Insurance Services Corp.
               235 Pine Street
               10th Floor
               San Francisco, CA 94104
               Facsimile No.: (415) 983-0101

     Any Parties hereto may at any time and from time to time change the address to which Notice shall be sent hereunder by Notice to the other party given under this Section. All such Notices shall be effective when received or when delivery is refused at the respective address set forth above or as then in effect pursuant to any such change.

13.3 Amendments, etc. No amendment or waiver of any provision of this Agreement
     ----------------
or any Related Document, and no consent to any departure by any party herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by each party sought to be bound thereby. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

13.4 No Waiver: Remedies. No failure by any party to exercise, and no delay in
     -------------------
exercising, any right under this Agreement or any Related Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement or any Related Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement or any Related Document are cumulative and not exclusive of any remedies provided by law.

13.5 Binding Effect: Assignment. This Agreement and each Related Document shall
     --------------------------
be binding upon and inure to the benefit of the parties hereto and their respective permitted assigns. Neither this Agreement nor any of the Related Documents, nor any rights, privileges, duties and obligations of the parties hereto or thereto, may be assigned or delegated by any party unless such assignment or delegation is consented to by the other parties in writing. Notwithstanding the foregoing, CBC and/or CIA may assign any of their respective rights or obligations under this Agreement or any Related Document to any of their Affiliates, and CIA may assign its rights and obligations under Articles V and VII to any other person regardless of affiliation, in each case without the consent of USI or Newco.

13.6 Governing Law. This Agreement and the Related Documents, and the
     --------------
interpretation of their respective terms, shall be governed by the laws of the State of New York without giving effect to its principles of conflicts of law. Any actions to enforce this Agreement or any Related Document shall be brought only in the federal or state courts of New York, with a venue in New York County, New York. In the event of a lawsuit, both parties consent to personal jurisdiction and venue in New York and waive any defense based upon improper venue. THE PARTIES WAIVE THEIR RIGHTS TO A JURY TRIAL.

13.7 Schedules and Exhibits; Captions. The Schedules and Exhibits attached
     ---------------------------------
hereto, or to any Related Document, are hereby incorporated and made a part hereof or thereof (as the case may be) as if fully set forth herein. All captions and titles included herein and in the Related Documents are inserted only for convenience and in no way define, limit, extend or describe the scope or intent of this Agreement.

13.8 Independent Contractor. Nothing contained herein or in any Related Document
     -----------------------
is intended to create or shall be deemed or construed to create a relationship of employer and employee, or principal and agent, or partnership or joint venture between or among any of the parties hereto or thereto. The actions of USI and its Affiliates (including Newco) are and will be those of an independent contractor and shall not be those of agent, employee, or partner of CBC, CIA, or any of their Affiliates, and neither USI nor any of its Affiliates (including Newco) shall hold themselves out as, nor otherwise represent themselves to be, agents, employees, or partners of CBC, CIA, or any of their Affiliates.

13.9 Severability. Whenever possible, each provision of this Agreement and the
     -------------
Related Documents will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

13.10 Entire Agreement. This Agreement and the Related Documents constitute the
      -----------------
entire Agreement between the parties with respect to the subject

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

matter hereof, and they supersede any and all prior written or oral agreements as to the subject matter of this Agreement.

13.11 Execution in Countenparts. This Agreement, and any Related Document, may
      --------------------------
be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

13.12 Consent/Approval by CIA. Any consent or approval required to be given by
      ------------------------
CIA hereunder or under any Related Document shall be deemed sufficiently given if given in writing signed by Dennis Kosovac (or such other person as he may designate by notice in accordance with Section 13.2).

13.13 USI Responsibility. Anything herein to the contrary notwithstanding, it is
      -------------------
understood that USI shall cause its Affiliates, including USIS, the USI Partnership, and Newco, to comply with the provisions of this Agreement and the Related Documents.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized representative, as of the day and year first written above.

                                                     CBC HOLDING (DELAWARE) INC.


                                                     By:/s/ Richard J Nolan, Jr.
                                                        ------------------------
                                                            Richard J Nolan, Jr.


                                                     CHASE INSURANCE AGENCY,INC.


                                                     By:/s/Illegible
                                                        ------------------------


                                                     U.S.I. HOLDINGS CORPORATION


                                                     By:/s/ John Addeo
                                                        ------------------------


                                                     USI INSURANCE SERVICE CORP.


                                                     By:/s/ John Addeo
                                                        ------------------------

                                       45